UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014 (December 19, 2014)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, David S. Reiter informed Luminex Corporation (the “Company”) of his intention to resign as the Company’s Senior Vice President, General Counsel and Corporate Secretary to pursue other interests. We anticipate Mr. Reiter’s resignation will be effective on or about April 1, 2015. Mr. Reiter’s departure is amicable and is not due to any disagreement with the Company, the Company’s new President and Chief Executive Officer or any matters relating to the Company’s operations, policies or practices. Mr. Reiter will be rejoining his independent legal practice. The Company has initiated a search process for Mr. Reiter’s replacement and is committed to conducting this process as efficiently and expeditiously as possible.

The Company and Mr. Reiter have entered into a consulting agreement (the “Consulting Agreement”) to be effective upon his resignation date pursuant to which Mr. Reiter will advise the Company’s Chief Executive Officer and General Counsel on legal matters and other transitional and consulting services to be reasonably requested and authorized by the Company’s Chief Executive Officer or General Counsel from time to time. The term of the Consulting Agreement will be until the end of 2015. As compensation, the Consulting Agreement will entitle Mr. Reiter to be provided three months of COBRA benefits at no cost and he will be paid at a monthly rate of $12,388 during the term. Mr. Reiter’s right to receive the foregoing will be subject to, among other obligations, his willingness to provide up to 20 hours of consulting services weekly and the execution of a general release of claims against the Company. In addition, the Consulting Agreement contains certain non-competition, non-solicitation and confidentiality provisions.

The above description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement itself, a copy of which is attached to this report as Exhibit 10.1, and is incorporated herein in its entirety by reference.

Forward Looking Statements

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding Mr. Reiter’s anticipated resignation date.
These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the fact that Mr. Reiter’s actual resignation date may be different from what we currently anticipate. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement, dated December 19, 2014, between Luminex Corporation and David S. Reiter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2014	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Senior Vice President of Finance

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement, dated December 19, 2014, between Luminex Corporation and David S. Reiter